UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2012 (April 26, 2012)

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-34440	87-0395695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

No. 12, XinFa Street
Industrial Zone 3
Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(Address of principal executive offices, including zip code)

(86) 459-8972870
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changes since Last Report)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang 163316
People’s Republic of China

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Item 2.04 of this report, which disclosure is incorporated by reference into this section.

China Nutrifruit Group Limited (the “Company”) is in the process of assessing the impact of the refunds on its financial statements and will disclose the impacts as soon as they are available.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 2.04 of this report, which disclosure is incorporated by reference into this section.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 1, 2012, the Company disclosed that it has refunded approximately 178 million (or $28.3 million)to 14 customers who purchased the Company’s concentrate juice and glazed fruit products. Payment of the refunds emanated from the facts described below.

In December 2011, the Company was informed by a customer that the Company’s concentrate juice and glazed fruit products contained higher levels of sodium than expected by the customer. This customer requested a refund of amounts paid for the allegedly non-conforming product(s). In response to this matter, the Company hired SGS to investigate and conduct independent laboratory tests to verify the product quality claims of the customer. Based on the results of the independent tests certified by SGS, the Company’s concentrate juice and glazed fruit products produced from July to November 2011 contained a higher level of sodium than the range expected by the Company or its customers. The higher level of sodium was caused by the residue of detergents used to clean the fruit processing machines. As of May 1, 2012, the Company received similar complaints and refund requests from another 13 customers and has refunded to such customers approximately 178 million (or $28.3 million). The Company is conducting ongoing negotiations with the customers regarding further potential damages. Given the timing and amount of the refunds paid to date, the Company expects to report a net loss in the fourth quarter of fiscal 2012 but has not determined the amount of such loss. The Company has been negotiating with local lenders to arrange for credit facilities to pay out any additional refunds and to meet its other ongoing cash requirements. The Company believes that additional funds in an amount not less than RMB 30 million (approximately $4.8 million) refunds could be needed to satisfy other refund claims. The Company has sought government support to confine and mitigate the economic effect of this problem. Insofar as further amounts may be refunded, the Company intends to issue a further public disclosure of this matter.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2012, the Company’s counsel received a phone call from NYSE Regulation (“NYSE”) stating that trading in the Company’s common stock has been halted on Amex, effective at 9:00 on April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Nutrifruit Group Limited

Date: May 2, 2012

/s/ Colman Cheng
Chief Financial Officer